[SECURITY BENEFIT LOGO]	SecureDesigns® Variable Annuity Application

Issued by Security Benefit Life Insurance Company. Questions? Call our National Service Center at 1-800-888-2461.

Instructions

Complete the entire form to establish a new SecureDesigns® Variable Annuity Contract. Please type or print.

1. Choose Type of Annuity Contract

Please select the annuity type:   [_] Non-Qualified   [_] 403(b) TSA   [_] Roth 403(b) TSA   [_] Traditional IRA   [_] Roth IRA

Initial Contribution $

For IRAs only: Current Year $	Prior Year $	Rollover $

2. Provide Annuitant Information

Name of Annuitant				[_] Male [_] Female

	First	MI	Last
Mailing Address

	Street Address	City	State	ZIP Code

Residential Address
(if different from mailing address)
	Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth

(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

3. Provide Contractowner Information

[_] Same as Annuitant

Name of Contractowner				[_] Male [_] Female

	First	MI	Last
Mailing Address

	Street Address	City	State	ZIP Code

Residential Address
(if different from mailing address)
	Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth

(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

4. Provide Joint Owner Information

Name of Joint Owner				[_] Male [_] Female

	First	MI	Last
Mailing Address

	Street Address	City	State	ZIP Code

Residential Address
(if different from mailing address)
	Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth

(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

5. Provide Primary and Contingent Beneficiary(ies)

For additional Beneficiaries, please attach a separate list to the end of this application.

	Primary Beneficiary Name	Social Security No.	DOB (mm/dd/yyyy)	Relationship to Owner	% of Benefit
1.
2.
3.
4.

	Contingent Beneficiary Name	Social Security No.	DOB (mm/dd/yyyy)	Relationship to Owner	% of Benefit
1.
2.

6. Provide Replacement Information

Do you currently have any existing annuity or insurance policies?   [_] Yes   [_] No

Does this proposed contract replace or change any existing annuity or insurance policy?    [_] Yes   [_] No
If Yes, please list the company and policy number.

Company Name	Policy Number

7. Choose Optional Riders

Please select only one Rider from each category.

Please do not exceed the maximum Rider cost for your contract.

Income Riders:
   [_] Guaranteed Minimum Income Benefit[1]
       [_] 3%   [_] 5%
   [_] Dollar for Dollar Living Benefit[2]

Death Benefit Riders Payable Upon Death:
   [_] Combination Annual Stepped Up and
       Guaranteed Growth at 5% Death Benefit[1]
   [_] Combination Enhanced and Annual
       Stepped Up Death Benefit
   [_] Combination Enhanced and
       Guaranteed Growth at 5% Death Benefit[1]
   [_] Combination Enhanced, Annual Stepped Up
       and Guaranteed Growth at 5% Death Benefit[1]
   [_] Dollar for Dollar Combination Benefit[2]
   [_] Annual Stepped Up Death Benefit
   [_] Guaranteed Growth Death Benefit[1]
       [_] 3%    [_] 5%    [_] 6%   [_] 7%
[_] Enhanced Death Benefit	Credit Enhancement Riders:[4]
   [_] 3%    [_] 4%   [_] 5%

Surrender Charge Riders:
   [_] Nursing Home, Terminal Illness, Disability[3]
   [_] 0-year Alternate Withdrawal Charge Rider[4]
   [_] 4-year Alternate Withdrawal Charge Rider[4]

Total Protection Rider:
   [_] 5% Total Protection

Guaranteed Withdrawal Benefits Riders:
   [_] Annual Withdrawal Benefit 5%; Benefit Amount 130%
   [_] Annual Withdrawal Benefit 6%; Benefit Amount 110%
   [_] Annual Withdrawal Benefit 7%; Benefit Amount 100%

Guaranteed Lifetime Withdrawal Benefit Rider:
See Section 8
  Under these riders, the maximum annual effective interest rate used in computing benefits is 4% for Contract Value allocated to the Money Market Subaccounts and the Fixed Account even if you select a rider that calculates benefits based upon a rate of 5%, 6% or 7%. If you expect to invest significantly in those Accounts, you may want to select a rate of 4% or less. Otherwise, you may pay for a higher rate without realizing the benefit.

  Under these riders, the maximum interest rate used in computing benefits is 3% for Contract Value allocated to the Low Duration Subaccounts (as defined in the rider) and the Fixed Account although these riders otherwise calculate benefits based upon an annual effective interest rate of 6%.

  This rider may be selected in addition to one other rider in this category.

  The Fixed Account is not available with these Riders.

8. Guaranteed Lifetime Withdrawal Benefit Rider (GLWB)

Please note the following if you select the GLWB Rider:

  If the Rider is issued on a Single Life basis, the person covered by the Rider is the person identified in Section 3 unless the Contract is owned by a non-natural person, in which case the person covered is the person identified in Section 2.
  If the Rider is issued on a Joint Life basis, the Joint Life must be the spouse of the Owner, and for a Single Owner Contract, the spouse of the Owner is the only permitted beneficiary designation prior to annuitization.
    for Joint Owner Contracts, (i) the Joint Owner must be the spouse of the Owner and (ii) the Owner and Joint Owner is the only permitted beneficiary designation prior to annuitization.
  If the Contract is owned by a non-natural person,
    the Owner must be a trust (or other entity as agent for a natural person).
    the Rider is only available on a Single Life basis, and
    the Annuitant is the person covered by the Rider.
  Select one:
  [_] Single Life   [_] Joint Life

  Complete this section only if Joint Life GLWB is selected.
  [_] Same as Joint Owner named in Section 4.

Name of Joint Life				[_] Male [_] Female

	First	MI	Last
Mailing Address

	Street Address	City	State	ZIP Code

Residential Address
(if different from mailing address)
	Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth

(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

  Complete this section only if GLWB has been selected and only if you want the 2% Inflation Adjustment feature of the Rider.
  If completed, skip Section 9.
  If a Model Portfolio is selected and maintained, the Rider qualifies for the 2% Inflation Adjustment.
  Selecting a Model Portfolio also enrolls you in quarterly rebalancing. The first rebalance will occur three months after issue.
  If you want the 2% Inflation Adjustment feature of the Rider, select one of the following Model Portfolios:
[_] Model Portfolio G
     25% - MFS® VIT Total Return
       9% - SBL Global
       7% - SBL Mid Cap Value
       6% - Van Kampen UIF Equity and Income
       5% - PIMCO VIT Foreign Bond
       5% - PIMCO VIT Real Return
       5% - SBL Diversified Income
     13% - SBL High Yield
     25% - Van Kampen LIT Government

[_] Model Portfolio J
     34% - MFS® VIT Total Return
     12% - SBL Global
     10% - SBL Mid Cap Value
       9% - Van Kampen UIF Equity and Income
       4% - PIMCO VIT Foreign Bond
       4% - PIMCO VIT Real Return
     10% - SBL High Yield
17% - Van Kampen LIT Government	[_] Model Portfolio H
     31% - MFS® VIT Total Return
     11% - SBL Global
       8% - SBL Mid Cap Value
       8% - Van Kampen UIF Equity and Income
       5% - PIMCO VIT Foreign Bond
       5% - PIMCO VIT Real Return
     11% - SBL High Yield
     21% - Van Kampen LIT Government

[_] Model Portfolio K
       3% - AIM V.I. Capital Development
     42% - MFS® VIT Total Return
     15% - SBL Global
     11% - SBL Mid Cap Value
       8% - Van Kampen UIF Equity and Income
       3% - PIMCO VIT Foreign Bond
       3% - PIMCO VIT Real Return
       8% - SBL High Yield
7% - Van Kampen LIT Government	[_] Model Portfolio I
     37% - MFS® VIT Total Return
     14% - SBL Global
     10% - SBL Mid Cap Value
     10% - Van Kampen UIF Equity and Income
       4% - PIMCO VIT Foreign Bond
       4% - PIMCO VIT Real Return
       9% - SBL High Yield
     12% - Van Kampen LIT Government

[_] Model Portfolio L
       4% - AIM V.I. Global Health Care
     44% - MFS® VIT Total Return
       2% - MFS® VIT Utilities
     15% - SBL Global
     12% - SBL Mid Cap Value
     11% - Van Kampen UIF Equity and Income
       3% - PIMCO VIT Foreign Bond
       3% - PIMCO VIT Real Return
6% - SBL High Yield

9. Indicate Investment Directions

Please indicate your investment preferences below. Please use whole percentages totaling 100%

______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______%	AIM V.I. Basic Value
AIM V.I. Capital
Development
AIM V.I. Global Health Care
AIM V.I. Global Real Estate
AIM V.I. International
Growth
AIM V.I. Mid Cap
Core Equity
American Century VP
Mid Cap Value
American Century
VP Ultra®
American Century
VP Value
Dreyfus IP
Technology Growth
Dreyfus VIF
International Value
Franklin Income Securities
Franklin Small Cap
Value Securities
Janus Aspen INTECH
Risk-Managed Core
Janus Aspen
Large Cap Growth	______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______%	Janus Aspen
Mid Cap Growth
Legg Mason Partners
Variable Aggressive
Growth
Legg Mason Partners
Variable Global
High Yield Bond
Legg Mason Partners
Variable Small Cap Growth
MFS® VIT Research
International
MFS® VIT Total Return
MFS® VIT Utilities
Mutual Discovery
Securities
Neuberger Berman AMT
Socially Responsive
Oppenheimer Core Bond
Fund/VA
Oppenheimer Main Street
Small Cap Fund®/VA
PIMCO VIT All Asset
PIMCO VIT
CommodityRealReturn
Strategy	______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______%	PIMCO VIT Emerging
Markets Bond
PIMCO VIT Foreign Bond
(U.S. Dollar-Hedged)
PIMCO VIT Low Duration
PIMCO VIT Real Return
PIMCO VIT Small Cap
StocksPLUS® TR
Royce Micro-Cap
RVT CLS AdvisorOne
Amerigo
RVT CLS
AdvisorOne Clermont
Rydex VT Absolute
Return Strategies
Rydex VT Essential
Portfolio Aggressive
Rydex VT Essential
Portfolio Conservative
Rydex VT Essential
Portfolio Moderate
Rydex VT Hedged Equity
Rydex VT Multi-Cap
Core Equity
Rydex VT Sector Rotation
SBL Alpha Opportunity	______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______% ______%	SBL Diversified Income
SBL Enhanced Index
SBL Equity
SBL Equity Income
SBL Global
SBL High Yield
SBL Large Cap Value
SBL Managed Asset
Allocation
SBL Mid Cap Growth
SBL Mid Cap Value
SBL Money Market
SBL Select 25
SBL Small Cap Growth
SBL Small Cap Value
Van Kampen LIT Comstock
Van Kampen LIT
Government
Van Kampen UIF Emerging
Markets Equity
Van Kampen UIF Equity
and Income
Fixed Account
Must Total 100%

10. Salary Information

Please complete this section ONLY if you are contributing through salary reduction and/or deduction.

Contribution Amount (select all that apply):

[_] Pre-tax Qualified Contribution of $	per year or	% per pay period.

[_] After-tax Roth Contribution of $	per year or	% per pay period.

Beginning:		Please skip the following month(s):

Date (mm/dd/yyyy)

Will your employer match contributions?    [_] Yes   [_] No

Employer Name

Mailing Address

	Street Address	City	State	ZIP Code

Billing Statement Address
(if different from above)
	Street Address	City	State	ZIP Code

11. Set Up Electronic Privileges

Transactions may be requested via telephone, Internet, or other electronic means by the Owner and/or servicing sales representative.

[_] I do NOT wish to authorize electronic privileges.

12. Statement of Understanding

I have been given a current prospectus that describes the Contract for which I am applying. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Security Benefit Fixed Account.

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.

[_] Check this box to receive a Statement of Additional Information.

13. Provide Signature

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

Tax Identification Number Certification

Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. Person (including a U.S. Resident Alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X

	Signature of Owner	Date (mm/dd/yyyy)	Signed at (City/State)

X

	Signature of Joint Owner	Date (mm/dd/yyyy)

Registered Representative/Dealer Information

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

[_] No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in Statement above. I have complied with the requirements for disclosure and/or replacement.

[_] Yes. If Yes, please comment below. (Submit a copy of the Replacement Notice with this application and leave with the applicant a copy of any written material presented to the applicant.)

Comments:

Print Name of Representative

X

	Signature of Representative	Date (mm/dd/yyyy)

Address

	Street Address	City	State	ZIP Code

Daytime Phone Number	Email Address

Representative License I.D. Number

Print Name of Broker/Dealer

For Registered Representative's Use Only

Option:    [_] A    [_] B (default)    [_] C    [_] D

Only options A and B are available if you have selected the 0-year or 4-year Alternate Withdrawal Charge Rider.

Mail to: Security Benefit • PO Box 750497 • Topeka, KS 66675-0497 or Fax to: 1-785-368-1772 Visit us online at www.securitybenefit.com
[SECURITY BENEFIT LOGO]	Variable Annuity Application

State Fraud Disclosures

Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. This state fraud disclosure applies to all jurisdictions except KS, MN and the states listed below.

AR, DC, KY, ME, NM and OH Only - Any person who, knowingly and with intent to defraud any Insurance Company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

LA Only - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime may be subject to fines and confinements in prison.

OK Only - Warning: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

OR Only - Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

VT Only - Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

VA Only - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

V9201 (6-07)	(R6-07) SecureDesigns 15-90014-00 (7/7)